SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2009

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

On July 29, 2009, the Registrant and several other direct and indirect U.S. subsidiaries of the Registrant (collectively, the “U.S. Debtors”), filed their financial statements included in the Monthly Operating Report for the period from June 1, 2009 to June 28, 2009 with the United States Bankruptcy Court for the District of Delaware (“U.S. Bankruptcy Court”) (In re Magna Entertainment Corp., et al, Chapter 11, Case No. 09-10720). A copy of the monthly operating report is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the U.S. Debtors’ compliance with the monthly reporting requirements of the U.S. Bankruptcy Court. The Financial information in the Monthly Operating Report was not audited or reviewed by independent accountants, and has not been subject to all procedures that would typically be applied to financial information presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The Registrant cautions readers not to place undue reliance upon the Monthly Operating Report. There can be no assurance that such information is complete. The Monthly Operating Report may be subject to future adjustment and reconciliation. The Monthly Operating Report is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Monthly Operating Report for the period June 1, 2009 to June 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

August 5, 2009	by:	/s/William G. Ford
William G. Ford
Executive Vice-President, General
Counsel and Secretary